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                                                                    Exhibit 10.1


                      [LETTERHEAD OF BELL, BOYD & LLOYD]


                                 March 8, 1995


Artisan Funds, Inc.
1000 North Water Street
 Suite 1770
Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

                            Shares of Common Stock
                                Par Value $.01
                             --------------------

     We have acted as counsel for Artisan Funds, Inc., a Wisconsin corporation ("Artisan Funds"), in connection with the registration under the Securities Act of 1933 (the "Act") of an indefinite number of shares of common stock, par value $.01, of the series of Artisan Funds designated Artisan Small Cap Fund (the "Fund") in registration statement no. 33-88316 on form N-1A (the "Registration Statement").

     In this connection we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the amended and restated articles of incorporation and bylaws of Artisan Funds, actions of the board of directors of Artisan Funds authorizing the issuance of shares of the Fund and the Registration Statement.

     Based on the foregoing examination, we are of the opinion that:

          1. Artisan Funds is a corporation duly and validly existing in good standing under the laws of the state of Wisconsin.

          2. Upon the issuance and delivery of the shares of the Fund in accordance with the articles of incorporation and bylaws and the actions of the board of directors authorizing the issuance of such shares, and the receipt by Artisan Funds of the authorized consideration therefor, the shares so issued will be validly issued and outstanding, fully paid and nonassessable shares of common stock, par value $.01, of the Fund, except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes, or any successor provision, which provides that shareholders of a corporation organized under Chapter 180 of the Wisconsin Statutes may be assessed up to the par value of their shares to satisfy the obligations of such corporation to its employees for services rendered, but not exceeding six months service in the case of any individual employee;
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Artisan Funds, Inc.
March 8, 1995
Page 2


     certain Wisconsin courts have interpreted "par value" to mean the full amount paid by the purchaser of shares upon the issuance thereof.

     In giving this opinion we have relied upon the attached opinion of Godfrey & Kahn, S.C. to us dated March 7, 1995.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.

                                            Very truly yours,